UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 1, 2018

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24955 Interstate 45 North

The Woodlands, Texas 77380

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On March 1, 2018, TETRA Technologies, Inc. (“TETRA”) issued a press release announcing the closing of the Divestiture (as defined in Item 8.01).  A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein solely for the purposes of this Item 7.01 disclosure.

The information furnished in this Item 7.01 and in Exhibit 99.1 to this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On March 1, 2018, TETRA closed its previously announced divestiture (the “Divestiture”) of its offshore heavy lift, plugging and abandonment, decommissioning, cutting, diving and related consulting services businesses and the operations of Maritech Resources, LLC, including its offshore leases. The Divestiture was made pursuant to a series of related agreements (collectively, the “Divestiture Agreements”) including (i) an Asset Purchase and Sale Agreement between Maritech Resources, LLC (“Maritech”), TETRA and Orinoco Natural Resources, LLC (“Orinoco”), a Membership Interest Purchase and Sale Agreement between TETRA, TETRA Applied Technologies, LLC (“TETRA Applied”), Maritech and Orinoco, a Bonding Agreement between TETRA, Orinoco and its affiliate, Epic Offshore Specialty, LLC (“Epic Offshore”) and an Equity Interest Purchase Agreement between TETRA, TETRA Production Testing Holding, LLC (“TETRA Holding”) and Epic Offshore.

The consideration delivered by Orinoco and Epic Offshore in connection with the Divestiture was comprised of (i) the assumption by Orinoco of substantially all of the liabilities and obligations relating to the ownership, operation and condition of certain offshore oil, gas and mineral leases and related assets of Maritech and the provision of certain indemnities by Orinoco to TETRA under the Asset Purchase and Sale Agreement, (ii) the assumption by Orinoco of substantially all of the liabilities of Maritech and the provision of certain indemnities by Orinoco under the Membership Interest Purchase and Sale Agreement, (iii) the assumption by Epic Offshore of substantially all of the liabilities of TSB Offshore, Inc., TETRA Applied and Epic Diving & Marine Services, LLC (collectively, the “TOS Companies”) relating to periods following the closing of the sale of such entities (the “TOS Sale”) and the provision of certain indemnities by Epic Offshore under the Equity Interest Purchase Agreement, (iv) cash in the amount of $3,121,010, which is equal to the value of the fuel in the vessels owned by the TOS Companies as of the closing of the TOS Sale plus the value (determined to be sixty percent of the amount paid by the TOS Companies therefor) of all usable spare parts and supply inventory of the TOS Companies, (v) a promissory note in the original principal amount of $7,500,000 payable by Epic Offshore to TETRA in full, together with interest at a rate of 1.52% per annum, on December 31, 2019, (vi) performance by Orinoco under the Bonding Agreement and delivery of the performance bonds as required by the Bonding Agreement and (vii) the delivery of a personal guaranty agreement from Thomas M. Clarke and Ana M. Clarke guaranteeing the payment obligations of Orinoco under the Bonding Agreement.  The Divestiture Agreements were more fully described in TETRA’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2018.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated March 1, 2018, issued by TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

	By:	/s/ Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
Senior Vice President & General Counsel

Date: March 1, 2018